SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              January 31, 1997
                     _________________________________
                     (Date of earliest event reported)

                           AMCORE FINANCIAL, INC.
           ______________________________________________________
           (Exact name of Registrant as specified in its charter)

        Nevada                 0-13393                    36-3183870
     ______________     _____________________      __________________
     (State of          (Commission File No.)      (IRS Employer
     Incorporation)                                Identification No.)

               501 Seventh Street, Rockford, Illinois  61104
        ____________________________________________________________
        (Address of principal executive offices, including zip code)

                               (815) 968-2241
            ____________________________________________________
            (Registrant's telephone number, including area code)

                               Not Applicable
       _____________________________________________________________
       (Former name or former address, if changed since last report)


     ITEM 5.   OTHER EVENTS.

                 On January 31, 1997, AMCORE Financial, Inc.
     ("AMCORE") and Country Bank Shares Corporation ("Country") announced the signing of a definitive agreement for AMCORE to acquire Country, a five-bank holding company with assets of approximately $300 million, following Country's pending acquisition of Belleville Bancshares Corporation. Country shareholders will receive 4.3267 shares of AMCORE common stock for each outstanding share of Country common stock. The transaction is expected to be completed in mid-1997.

                 The transaction is subject to normal regulatory approvals and other customary closing conditions.

     ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

                (c) Exhibits.

                    Item No.           Exhibit Index

                    99.1               Press Release, dated
                                       January 31, 1997


                                 SIGNATURE

                 Pursuant to the requirements of the Securities
     Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

     Dated:  February 5, 1997

                              AMCORE FINANCIAL, INC.

                              By: /s/  John R. Hecht
                              Name:  John R. Hecht
                              Title: Senior Vice President
                                     Chief Financial Officer



                               EXHIBIT INDEX

     Exhibit                                                Page
     Number              Description                        Number

       99.1              Press Release,
                         dated January 31, 1997